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                                                                  EXHIBIT  10.20

                              AURA SYSTEMS, INC.
                              SEVERANCE PAY PLAN

                                  ARTICLE 1.

                              PURPOSE OF THE PLAN

          The Plan, as set forth herein, is intended to help retain qualified employees, maintain a stable work environment and provide economic security to certain employees of the Company in the event of a Severance of employment under the enumerated circumstances. The Plan, as a "severance pay arrangement" within the meaning of Section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, (S) 2510.3-2(b).

                                  ARTICLE 2.

                                ADMINISTRATION

          The Plan shall be administered by the Administrator.

          The Administrator shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Administrator's powers and duties shall include, but not be limited to, the following: (i) discretionary authority to
                                                -
interpret and construe the Plan; (ii) discretionary authority to determine
                                  --
eligibility for benefits under the Plan; (iii) authorizing the payment of all
                                          ---
benefits under the Plan; (iv) authority to engage such legal, accounting and
                          --
other professional services as it may deem proper; and (v) responsibility for
                                                        -
the compilation and maintenance of all records necessary in connection with the Plan. Decisions by the Administrator shall be final and binding upon the Company and each Participant.

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                                  ARTICLE 3.

                                 ELIGIBILITY

          Participation in the Plan is limited to those individuals who fall within the definition of a "Participant" as defined in Section 13.16. No other individual shall be eligible to participate in the Plan.

                                  ARTICLE 4.

                            ENTITLEMENT TO BENEFITS

          Subject to Section 5.5 hereof, if the Participant's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Participant without Good Reason, then the Company shall pay the Participant the Severance Payments. For purposes of this Plan, the Participant's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Participant with Good Reason, if (i) the Participant's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Participant terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Participant's employment is terminated by the Company without Cause or by the Participant for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Participant shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that such position is not correct.

                                  ARTICLE 5.

                            CASH SEVERANCE BENEFITS

          Subject to Section 5.5 hereof, each Terminated Participant shall be entitled to receive the following Severance Payments:

          5.1  Lump Sum Payment.  In lieu of any further salary payments to the
               ----------------
Participant for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Participant, the Company shall pay to the Participant a lump sum severance payment, in cash, equal to the sum of (i) the Participant's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the highest annual bonus earned by the Participant pursuant to any annual bonus or incentive plan maintained by the Company in respect of any of the three fiscal years ending immediately prior to the fiscal year in which occurs the Date of Termination or, if higher, immediately prior to the fiscal year in which occurs the first event or circumstance constituting Good Reason.

          5.2  Continuation of Welfare Benefits.  For the twelve (12) month
               --------------------------------
period immediately following the Date of Termination, the Company shall arrange to provide the Participant and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Participant and his dependents immediately prior to the Date of Termination or, if more favorable to the Participant, those provided to the Participant and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Participant than the cost to the Participant immediately prior to such date or occurrence; provided, however,
                                                              --------  -------
that, unless the Participant consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Section 5.5 hereof), such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Participant pursuant to this Section 5.2 shall be reduced to the extent benefits of the same type are received by or made available to the Participant during the twelve (12) month period following the Participant's termination of employment (and any such benefits received by or made available to the Participant shall be reported to the Company by the Participant); provided, however, that the Company
                                             --------  -------
shall reimburse the Participant for the excess, if any, of the cost of such benefits to the Participant over such cost immediately prior to the Date of Termination or, if more favorable to the Participant, the first occurrence of an event or circumstance constituting Good Reason. If the Severance Payments shall be decreased pursuant to Section 5.5 here-of, and the Section 5.2 benefits which remain payable after the application of
Section 5.5 hereof are thereafter reduced pursuant to the immediately preceding sentence, the Company shall, no later than five (5) business days following such reduction, pay to the Participant the least of (a) the amount of the decrease made in the Severance Payments pursuant to Section 5.5 hereof, (b) the amount of the subsequent reduction in these Section 5.2 benefits, or (c) the maximum amount which can be paid to the Participant without being, or causing any other payment to be, nondeductible by reason of section 280G of the Code.

          5.3  Incentive Compensation.  Notwithstanding any provision of any
               ----------------------
annual or long-term incentive plan to the contrary, the Company shall pay to the Participant a lump sum amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Participant for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Participant to a subsequent date, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Participant for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Participant would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

          5.4  Accelerated Vesting of Stock Options.  All stock options held by
               ------------------------------------
the Participant under any stock option or incentive plan maintained by the Company shall immediately vest and become exercisable as of the Date of Termination, to be exercised in accordance with the terms of the applicable plan.


          5.5  280G Cap.  If the Administrator determines that any of the
               --------
Severance Payments, when added to any other payment or benefit received or to be received by any Employee in connection with a Change in Control or the termination of such Employee's employment, will be subject to the excise tax imposed by section 4999 of the Code (or any similar tax that may hereafter be imposed), the Administrator shall reduce the Severance Payments (but not below zero) to the maximum amount that will result in no portion of the Severance Payments being subject to such tax.

          5.6  Timing of Payments.  The payments provided in subsections (5.1)
               ------------------
and (5.3) of Section 5 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of
                                   --------  -------
such payments, and the limitation on such payments set forth in Section 5.5 hereof, cannot be finally determined on or before such day, the Company shall pay to the Participant on such day an estimate, as determined in good faith by the Company of the minimum amount of such payments to which the Participant is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Plan, the Company shall provide the Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

          5.7  Legal Fees.  The Company also shall pay to the Participant all
               ----------
legal fees and expenses incurred by the Participant in disputing in good faith any issue hereunder relating to the termination of the Participant's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Plan or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Participant's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.


                                  ARTICLE 6.

                            TERMINATION PROCEDURES

          6.1  Notice of Termination.  After a Change in Control and during the
               ---------------------
Term, any purported termination of the Participant's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof.
For purposes of this Plan,
a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Participant was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          6.2  Date of Termination.  "Date of Termination," with respect to any
               -------------------
purported termination of the Participant's employment after a Change in Control and during the Term, shall mean (i) if the Participant's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Participant shall not have returned to the full-time performance of the Participant's duties during such thirty (30) day period), and
(ii) if the Participant's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Participant, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          6.3  Dispute Concerning Termination.  If within fifteen (15) days
               ------------------------------
after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 6.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of
--------  -------
dispute given by the Participant only if such notice is given in good faith and the Participant pursues the resolution of such dispute with reasonable diligence.

          6.4  Compensation During Dispute.  If a purported termination occurs
               ---------------------------
following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 6.3 hereof, the Company shall continue to pay the

Participant the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Participant as a participant in all compensation, benefit and insurance plans in which the Participant was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 6.3 hereof. Amounts paid under this Section 6.4 are in addition to all other amounts due under this Plan (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Plan.


                                  ARTICLE 7.

                           AMENDMENT AND TERMINATION

          The Plan may be amended by the Board at any time; provided, that the
                                                            --------
Plan may not be amended in a manner that adversely affects the interests of Participants without the written consent of two-thirds of the Participants.

          The Plan shall terminate upon expiration of the Term of the Plan; provided, that the Plan shall continue to be administered in accordance with its
--------
terms until all benefits accrued hereunder as of such expiration date have been paid and satisfied.


                                  ARTICLE 8.

                               TERM OF THE PLAN

          The Plan shall commence on the Effective Date and shall continue until such time as the Board, acting in its sole discretion, elects to modify, supersede or terminate this Plan as provided in Article 7, provided, however,
                                                           --------  -------
that the Plan may not be terminated or otherwise amended in a manner that adversely affects any Participant for a period of two years following a Change in Control; and provided further that the expiration of the term of the Plan shall not adversely affect the rights of any Participant under the Plan which have accrued prior to the expiration of the term of the Plan.

                                  ARTICLE 9.

                                NO MITIGATION

          The Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Company pursuant to Section 5 hereof or Section 6.4 hereof. Further, the amount of any payment or benefit provided for in this Plan (other than Section 5.2 hereof) shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.

                                  ARTICLE 10.

                                    NOTICES

          For the purpose of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the address inserted below the Participant's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               ____________
               ____________
               ____________
               Attention:


                                  ARTICLE 11.

                               CLAIMS PROCEDURE

          11.1  Claim for Benefits; Written Notice of Denial.  A Participant may
                --------------------------------------------
file with the Administrator a written claim for benefits under the Plan. The Administrator shall, within a reasonable time not to exceed ninety (90) days, unless special circumstances require an extension of time of not more than an additional ninety (90) days (in which event a Participant will be notified of the delay during the first ninety (90) day period), provide adequate notice in writing to any Participant whose claim for benefits shall have been denied, setting forth the following in a manner calculated to be understood by the Participant:

                (a)  the specific reason or reasons for the denial;

                (b) specific reference to the provision or provisions of the Plan on which the denial is based;

                (c) a description of any additional material or information required to perfect the claim, and an explanation of why such material or information is necessary; and

                (d) information as to the steps to be taken in order that the denial of the claim may be reviewed.

          11.2  Failure to Furnish Written Notice of Denial.  If written notice
                -------------------------------------------
of the denial of a claim has not been furnished to a Participant, and such claim has not been granted within the time prescribed in Section 11.1 hereof (including any applicable extension), the claim for benefits shall be deemed denied as of the end of the prescribed time period.

          11.3  Appeal of Denied Claim.  A Participant whose claim for benefits
                ----------------------
shall have been denied in whole or in part, may, within sixty (60) days from either the date notice is provided of the denial of the claim or the date the claim is deemed denied (unless the notice of denial grants a longer period within which to respond), appeal such denial to the Administrator. During the sixty (60) day appeal period, the Participant may, upon request, review documents pertinent to his or her claim and may submit written issues and comments to the Administrator. Failure to file such appeal within the applicable time period shall be a bar to all further proceedings with respect to the claim.

          11.4  Notice of Determination of Claim upon Appeal.  The Administrator
                --------------------------------------------
shall notify a Participant of its decision within sixty (60) days after an appeal is received by the Administrator, unless special circumstances require an extension of time of not more than an additional sixty (60) days (in which event a Participant will be notified of the delay during the first sixty (60) day period). Such decision shall be given in writing in a manner calculated to be understood by the Participant and shall include the following:

                (a)  specific reasons for the decision; and

                (b) specific reference to the provision or provisions of the Plan on which the decision is based.

          11.5  Arbitration.  Any dispute or controversy arising under or in
                -----------
connection with the Plan that cannot be settled through the procedures set forth in Sections 11.1 through 11.4 hereof shall be first submitted to mediation administered by the American Arbitration Association ("AAA"). In the event the dispute or controversy cannot be resolved through mediation, it shall be settled exclusively by arbitration in the location in which the Participant was employed immediately prior to the Date of Termination by three arbitrators in accordance with the rules of the AAA in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction.


                                  ARTICLE 12.

                              GENERAL PROVISIONS

          12.1  Waiver; Entire Plan.  No waiver by the Company, any subsidiary
                -------------------
or any Participant at any time of any breach by any other such person of, or of any lack of compliance with, any condition or provision of the Plan to be performed by such other person shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. All other plans, policies and arrangements of the Company or any subsidiary in which the Participant participates during the Term of the Plan shall be interpreted so as to avoid the duplication of benefits provided hereunder, and each Participant's participation in the Plan shall be in lieu of his or her rights under any other plan of the Company or any subsidiary providing severance benefits of any kind.

          12.2  No Right to Employment.  Nothing contained in this Plan or any
                ----------------------
documents relating to the Plan shall (i) confer upon any Participant any right to continue in the employ of the Company or any subsidiary or affiliate thereof,
(ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the right of the Company or any subsidiary to reduce such Participant's compensation, to change the position held by such Participant, or terminate the employment of such Participant, with or without Cause.

          12.3  No Assignment of Benefits.  No right or interest of any
                -------------------------
Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be subject to any obligation or liability of such Participant to any third party. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

          12.4  Governing Law.  Except to the extent preempted by the Employee
                -------------
Retirement Income Security Act of 1974, as amended ("ERISA"), the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California without reference to the principles of conflicts of law.

          12.5  Severability; Validity.   In the event that a court of competent
                ----------------------
jurisdiction determines that any provision of the Plan is in violation of any statute or public policy, only those provisions of the Plan that violate such statute or public policy shall be stricken. All provisions of the Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any provision of the Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the Company in establishing the Plan.

          12.6  Pooling.  In the event that the Company is party to a
                -------
transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment then (A) this Plan shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (B) to the extent that the application of clause (A) of this Section 12.6 does not preserve the availability of such accounting treatment, then, to the extent that any provision of the Plan disqualifies the transaction as a "pooling" transaction (including, if applicable, the entire Plan), such provision shall be null and void as of the date hereof. All determinations under this Section 12.6 shall be made by the accounting firm whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction.

          12.7  Payroll and Withholding Taxes.  The Company or a subsidiary, as
                -----------------------------
applicable, shall withhold from any amounts payable to a Terminated Participant hereunder all federal, state, local and other taxes required to be withheld in connection with the benefits provided hereunder pursuant to any applicable law or regulation.

          12.8  Unfunded Status of the Plan.  The Plan shall be unfunded for
                ---------------------------
purposes of ERISA and the Internal Revenue Code of 1986, as amended. Benefits under the Plan shall be paid from the general assets of the Company or a subsidiary, as applicable.

          12.9  Construction of the Plan.  The titles to Articles and Sections
                ------------------------
are for general information only and the Plan is not to be construed by reference thereto. As used in the Plan, the masculine pronoun includes the feminine and, except as may otherwise be apparent from the context, the singular form includes the plural.


                                  ARTICLE 13.

                                  DEFINITIONS

          13.1 "Administrator" means the committee appointed by the Board to administer the Plan and to determine benefit eligibility.

          13.2 "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
          13.3 "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          13.4  "Board" shall mean the Board of Directors of the Company.

          13.5 "Cause" means (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant pursuant to Section 9(a) hereof) after a written demand for substantial performance is delivered to the Participant by the Board, which demand specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

          13.6 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

                (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Notwithstanding the foregoing, a Change in Control shall not include any event, circumstance or transaction occurring during the six-month period following a Potential Change in Control which Potential Change in Control results from the action of any entity or group which includes, is affiliated with or is wholly or partly controlled by the Participant (a "Management Group"); provided,
                                                                  --------
     however, that such action shall not be taken into account for this purpose
     -------
     if it occurs within a six-month period following a Potential Change in Control resulting from the action of any Person which is not a member of a Management Group.

          Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Plan if, in connection with the Transaction, the Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, or (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company.

          13.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          13.8 "Company" shall mean Aura Systems, Inc. and, except in determining under Section 13.8 hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Plan by operation of law, or otherwise.

          13.9  "Date of Termination" shall have the meaning set forth in
Section 6 hereof.

          13.10 "Disability" shall be deemed the reason for the termination by the Company of the Participant's employment, if, as a result of the Participant's incapacity due to physical or mental illness, the Participant shall have been absent from the full-time performance of the Participant's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Participant a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Participant shall not have returned to the full-time performance of the Participant's duties.

          13.11  "Effective Date" shall mean ____________, 1997.

          13.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          13.13 "Good Reason" for termination by the Participant of the Participant's employment shall mean the occurrence (without the Participant's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 4 hereof (treating all references in paragraphs (a) through (g) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                 (a) the assignment to the Participant of any duties inconsistent with the Participant's status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change in Control;

                 (b) a reduction by the Company in the Participant's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

                 (c) the relocation of the Participant's principal place of employment to a location more than 50 miles from the Participant's principal place of employment immediately prior to the Change in Control or the Company's requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Participant's present business travel obligations;

                 (d) the failure by the Company to pay to the Participant any portion of the Participant's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                 (e) the failure by the Company to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control which is material to the Participant's total compensation, including but not limited to the Company's stock option, bonus and other plans] or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control;

                 (f) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                 (g) any purported termination of the Participant's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 6.1 hereof; for purposes of this Plan, no such purported termination shall be effective.

          The Participant's right to terminate the Participant's employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

          13.14  "Notice of Termination" shall have the meaning set forth in
Section 6 hereof.

          13.15  "Participant" shall mean those individuals named on Exhibit A,
                                                                     ---------
attached hereto.

          13.16 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          13.17  "Plan" shall mean the Aura Systems, Inc. Severance Pay Plan.

          13.18 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                 (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                 (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                 (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                 (d) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

          13.19 "Retirement" shall be deemed the reason for the termination by the Participant of the Participant's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

          13.20  "Severance Payments" shall have the meaning set forth in
Section 5 hereof.

          13.21 "Term" shall mean the period of time described in Section 8 hereof (including any extension, continuation or termination described therein).

          13.22 "Terminated Participant" shall mean a participant terminated pursuant to Section 4.

          IN WITNESS WHEREOF, Aura Systems, Inc. has caused this plan document to be executed by its duly authorized officer, this 5th day of March, 1998.


                         AURA SYSTEMS, INC.


                         By:
                                  --------------------------
                                  Gerald S. Papazian

                         Title:   President

                                   EXHIBIT A
                                   ---------



Participants
------------

               1.  Jacob Mail

               2.  Keith O. Stuart

               3.  Gregory Um

               4.  Ronald J. Goldstein